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                                                                   Exhibit 10.12
                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT is made this 16th day of July, 1998, between LINC SYSTEMS CORPORATION, a Connecticut corporation (the "Company"), and ROBERT HEFNER (the "Executive").

     WHEREAS, the Company is a wholly-owned subsidiary of Condor Technology Solutions, Inc., a Delaware corporation ("Condor").

     WHEREAS, the parties hereto wish to enter into an employment agreement to employ the Executive and to set forth certain additional agreements between the Executive and the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:

1.   TERM.

     The Company will employ the Executive, and the Executive will serve the Company, under the terms of this Agreement for the period set forth on SCHEDULE A attached hereto, commencing on the date hereof (the "Term"). Upon expiration of the Term, this Agreement maybe extended by mutual consent of the parties, upon terms and conditions to be determined by mutual agreement. Notwithstanding the foregoing, the Executive's employment hereunder may be earlier terminated as provided in Section 4 hereof and as set forth in SCHEDULE A attached hereto. The period of time between the commencement and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period."

2.   EMPLOYMENT.

     (a) POSITION AND REPORTING. The Company hereby employs the Executive for the Employment Period to serve in the office or position of the Company set forth on SCHEDULE A attached hereto on the terms and conditions set forth in this Agreement.

     (b) AUTHORITY AND DUTIES. In addition to such objectives as are set forth on SCHEDULE A attached hereto (if any), the Executive shall exercise such authority, perform such duties and functions and discharge such responsibilities as are reasonably associated with the Executive's position, commensurate with the authority vested in the Executive's position, pursuant to this Agreement and consistent with the By-Laws of the Company. During the Employment Period, the Executive shall devote his full business time, skill and efforts to the business of the Company. Notwithstanding the foregoing, the Executive may (i) make and manage passive personal business investments of his choice (in the case of publicly-held corporations, not to exceed five percent (5%) of the outstanding voting stock) and serve in any capacity with any civic, educational or charitable organization, or any trade association, without seeking or obtaining approval by the Board of Directors of the Company (the "Board"), provided such activities and service do not materially interfere or conflict with the performance of his duties hereunder and (ii) with the approval of the Board, which shall not be unreasonably withheld, serve on the boards of directors of other corporations.

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3.   COMPENSATION AND BENEFITS.

     (a) SALARY. During the Employment Period, the Company shall pay to the Executive, as compensation for the performance of his duties and obligations under this Agreement, a base salary at the per annum rate set forth on SCHEDULE A attached hereto, payable in arrears not less frequently than monthly in accordance with the normal payroll practices of the Company. Such base salary shall be subject to review each year for possible increase by the Board, but shall in no event be decreased from its then-existing level during the Employment Period.

     (b) ANNUAL BONUS. During the Employment Period, the Executive shall have the opportunity to earn an annual bonus in accordance with a Company annual bonus program to be established by the Board for senior executives of the company and its subsidiaries. The payment of any annual bonus under any such program shall be contingent upon the achievement of certain corporate and/or individual performance goals established by the Board in its discretion.

     (c) OTHER BENEFITS. During the Employment Period, the Executive shall be entitled to participate in all of the employee benefit plans, programs and arrangements in effect during the Employment Period that are generally available to senior executives of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, programs and arrangements. In addition, during the Employment Period, the Executive shall be entitled to fringe benefits and perquisites comparable to those of other senior executives of the Company.

     (d) BUSINESS EXPENSES. During the Employment Period, the Company shall reimburse the Executive for all documented reasonable business expenses incurred by the Executive in the performance of his duties under this Agreement, in accordance with the Company's and Condor's policies.

     (e) INDEMNIFICATION. During the Employment Period and thereafter, the Company shall indemnify the Executive to the fullest extent permitted by applicable law, with respect to all costs, charges and expenses, including attorneys' fees, whatsoever incurred or sustained by the Executive in connection with any action, suit or proceeding (other than any action, suit or proceeding brought by or in the name of the Company against the Executive) to which he may be made party by reason of being or having been a director, officer or employee of the Company or his serving or having served any other enterprise as a director, officer or employee at the request of the Company, and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of the directors and officers of the Company.

4.   TERMINATION OF EMPLOYMENT.

     (a) TERMINATION FOR CAUSE. The Company may terminate the Executive's employment hereunder with or without cause, subject to the obligations of the Company under Section 5 hereof in the event of the termination of the Executive without cause. For purposes of this Agreement, the Company shall have "cause" to terminate the Executive's employment hereunder if such termination shall be the result of:

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         (i) willful fraud or dishonesty in connection with the
Executive's performance hereunder that results in material harm to the Company;

         (ii) the Executive's continued failure to substantially perform his duties with the Company (other than such failure resulting from his incapacity due to physical or mental illness) after written demand for substantial performance is delivered to the Executive by the Company specifically identifying the manner in which the Company believes the Executive has not substantially performed his duties; or

         (iii) the conviction for, or plea of nolo contendere to, a charge of commission of a felony.

     (b) TERMINATION UPON DEATH OR PERMANENT AND TOTAL DISABILITY. The Employment Period shall be terminated by the death of the Executive. The Employment Period may be terminated by the Company if the Executive shall be rendered incapable of performing his duties to the Company by reason of a "disability," defined as either (i) any medically determined physical or mental impairment that can be expected to result in death or that can be expected to last for a period of six or more consecutive months from the first date of the Executive's absence, or (ii) due to a total and permanent "disability" that can be expected to last for a period of six or more consecutive months from the first date of the Executive's absence, as such term is defined in the Company's or Condor's long term disability insurance policy or contract as may be in effect from time to time for the benefit of employees of the Company (either, a "Disability"). If the Employment Period is terminated by reason of the Disability of the Executive, the Company shall give 30 days' advance written notice to that effect to the Executive. If the existence of a Disability hereunder is in dispute, it shall be resolved by two physicians, one appointed by the Executive and one appointed by the Company. If the two physicians so selected cannot agree as to whether or not the Executive has a Disability, the two physicians so selected shall designate a third physician and a majority of the three physicians so selected shall determine whether or not the Executive has a Disability.

     (c) TERMINATION FOR FAILURE TO ACHIEVE OBJECTIVES. If the Term of Executive's employment is more than one (1) year, then the Employment Period may be terminated upon thirty (30) days' written notice, AND such termination shall be effective as of a date during the thirty (30) day period following the first anniversary of the date hereof, if the Executive fails to make reasonable progress towards satisfying the objectives, if any, set forth on SCHEDULE A attached hereto.

5.   CONSEQUENCES OF TERMINATION.

     (a) TERMINATION WITHOUT CAUSE. In the event of termination of the Executive's employment hereunder by the Company without "cause" (other than upon death or Disability) (defined in Section 4 hereof), the Executive shall be entitled to the following severance pay and benefits:

         (i) Severance Pay - severance payments in the form of continuation of the Executive's base salary as in effect immediately prior to such termination over the longer of: (A) the then-remaining Term hereof; or (B) six months (the "Severance Period"); and

         (ii) Benefits Continuation - continuation for the Severance
Period of coverage under the group medical care, disability and life insurance benefit plans or arrangements in which the Executive is participating at the time of termination; provided, however, that the Company's obligation to provide or

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cause to be provided such coverages shall be terminated if the Executive obtains comparable substitute coverage from another employer at any time during the Severance Period. The Executive shall be entitled, at the expiration of the Severance Period, to elect continued medical coverage in accordance with section 4980B of the Internal Revenue Code of 1986, as amended (or any successor provision thereto); and

     (b) OTHER TERMINATIONS. In the event of termination of the Executive's employment hereunder for any reason other than those specified in Section 5(a) hereof, including but not limited to Executive's voluntary termination or termination for failure to achieve objectives, the Executive shall not be entitled to any severance pay, benefits continuation or stock option rights contemplated by the foregoing, except as may otherwise be provided under the applicable benefit plans or award agreements relating to the Executive.

     (c) ACCRUED RIGHTS. Notwithstanding the foregoing provisions of this
Section 5, in the event of termination of the Executive's employment hereunder for any reason, the Executive shall be entitled to payment of any unpaid portion of his base salary through the effective date of termination, and payment of any accrued but unpaid rights solely in accordance with the terms of any incentive bonus, stock option or employee benefit plan or program of the Company.

6.   CONFIDENTIALITY.

     The Executive agrees that he will not at any time during the Term hereof or at any time thereafter for any reason, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of Condor, the Company or any other subsidiaries of Condor, including, without limiting the generality of the foregoing, the techniques, methods or systems of operation or management, or any information regarding financial matters, plans or other material data. The provisions of this Section 6 shall not apply to (i) information that is public knowledge other than as a result of disclosure by Executive in breach of this Section 6; (ii) information disseminated by the Company, Condor or any of Condor's other subsidiaries to third parties in the ordinary course of business; (iii) information lawfully received by the Executive from a third party who, based upon inquiry by the Executive, is not bound by a confidential relationship to Condor, the Company or any of Condor's other subsidiaries; or (iv) information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over the Executive.

7.   INVENTIONS.

     The Executive is hereby retained in a capacity such that the Executive's responsibilities include the making of technical and managerial contributions of value to Condor and the Company. The Executive hereby assigns to the Company all right, title and interest in such contributions and inventions made or conceived by the Executive alone or jointly with others during the Employment Period that relate to the business of the Company, Condor or any of Condor's other subsidiaries. This assignment shall include (a) the right to file and prosecute patent applications on such inventions in any and all countries, (b) the patent applications filed and patents issuing thereon, and
(c) the right to obtain copyright, trademark or trade name protection for any such work product. The Executive shall promptly and fully disclose all such contributions and inventions to the Company and assist the Company in obtaining and protecting the rights

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therein (including patents thereon) in any and all countries; provided, however, that said contributions and inventions will be the property of the Company, whether or not patented or registered for copyright, trademark or trade name protection, as the case may be. The Executive hereby agrees to execute any documentation requested by the Company to be so executed if such request is made in order to carry out the purpose and terms of this paragraph. Inventions conceived by the Executive that are not related to the business of the Company or any of its subsidiaries will remain the property of the Executive.

8.   NON-COMPETITION.

     The Executive agrees that he shall not, from the date hereof until the later to occur of (a) two (2) years after the date hereof, or (b) one (1) year after the expiration of the Executive's employment hereunder for any reason (the "Restricted Term"), directly or indirectly, alone or as principal, partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder (other than as provided below) of any company or business, engage in any "Competitive Business" within the United States. For purposes of the foregoing, the term "Competitive Business" shall mean any business involved in providing information technology solutions, including, but not limited to, desktop services, software development, systems design and integration, large scale survey research, recruiting and comprehensive marketing and sales, which is in direct competition with (x) the Company, or (y) a "Restricted Entity" (defined below) in any community in which such Restricted Entity is doing business. For the purposes hereof, "Restricted Entity" shall mean Condor and/or any of Condor's subsidiaries, to the extent that the Executive has had significant contacts or involvement with, or obtained knowledge of or had access to proprietary or confidential information or trade secrets of, such entity. Notwithstanding the foregoing, the Executive shall not be prohibited during the Restricted Term from acting as a passive investor where he owns not more than five percent (5%) of the issued and outstanding capital stock of any publicly-held company. During the Restricted Term, the Executive shall not solicit or encourage any employee of the Company or any current or future subsidiary or affiliate thereof to terminate his or her employment.

9.   NON-SOLICITATION OF EMPLOYEES.

         The Executive agrees that he shall not during Restricted Term, directly or indirectly, alone or as principal, partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder, or in any other capacity whatsoever, employ, retain, or enter into any employment, agency, consulting or other similar arrangement with, any person who, within the twelve-month period prior to the termination of the Executive's employment by the Company, was an employee of the Company or of any of Condor's other subsidiaries, or, induce or attempt to induce such person to terminate his employment with the Company or such subsidiary.

10.  NON-SOLICITATION OF CLIENTS OR CUSTOMERS.

         The Executive agrees that he shall not during the Restricted Term, directly or indirectly, alone or as principal, partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder, or in any other capacity whatsoever, directly or indirectly, for his or her own account, or for the account of others, solicit orders for services of a kind or nature like or similar to services performed by the Company or any of Condor's other subsidiaries as of the date of the termination of the Executive's employment by the Company, from any party that was a customer or client of the Company or such

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subsidiary, or which the Company or any of Condor's other subsidiaries was soliciting to be a customer or client, during the twelve (12) month period preceding the termination of the Executive's employment.

11.  BREACH OF RESTRICTIVE COVENANTS.

     The parties agree that a breach or violation of Section 6, 7, 8, 9 or 10 hereof may result in immediate and irreparable injury and harm to the innocent party, which party shall have, in addition to any and all remedies of law and other consequences under this Agreement, the right to an injunction, specific performance or other equitable relief to prevent the violation of the obligation hereunder.

12.  NOTICES.

     For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

     (a) If to the Company, to:

         LINC SYSTEMS CORPORATION
         310 West Newberry Road
         Bloomfield, CT 06002

         with a copy to:

         CONDOR TECHNOLOGY SOLUTIONS, INC.
         Annapolis Office Plaza
         170 Jennifer Road
         Suite 325
         Annapolis, Maryland  21401

     (b) If to the Executive, to the address set forth on SCHEDULE A attached hereto;

or to such other address as a party hereto shall designate to the other party by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

13.  ARBITRATION: LEGAL FEES.

     Except as provided in Section 11 hereof, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Hartford, Connecticut in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Company shall reimburse the Executive for all reasonable legal fees and costs and other fees and expenses that the Executive may incur in respect of any dispute or controversy arising against the Company under or in connection with this Agreement; provided, however, that the Company shall not reimburse any such fees, costs and expenses if the fact

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finder determines that an action brought by the Executive was substantially without merit or the Executive is otherwise unsuccessful in such an action.

14.  WAIVER OF BREACH.

     Any waiver of any breach of the Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part of either the Executive or of the Company.

15.  NON-ASSIGNMENT: SUCCESSORS.

     Neither part hereto may assign his or its rights or delegate his or its duties under this Agreement without prior written consent of the other party; provided, however, that (i) this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company's assets, or upon any merger, consolidation or reorganization of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company; and (ii) this Agreement shall inure to the benefit of and be binding upon the heirs, assigns or designees of the Executive to the extent of any payments due to the Executive hereunder. As used in this Agreement, the term "Company" shall be deemed to refer to any such successor or assign of the Company referred to in the preceding sentence.

16.  WITHHOLDING OF TAXES.

     All payments required to be made by the Company to the Executive under this Agreement shall be subject to the withholding of such amounts, if any, relating to tax, and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

17.  SEVERABILITY.

     To the extent any provision of this Agreement or portion thereof shall be invalid or unenforceable, it shall be considered deleted therefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

18.  COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

19.  GOVERNING LAW.

     This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Maryland.

20.  ENTIRE AGREEMENT.

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     This Agreement constitutes the entire agreement by the Company and the
Executive with respect to the subject matter hereof and supersedes any and all prior agreements or understandings between the Executive and the Company with respect to the subject matter hereof, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by the Executive and the Company.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.



                                     LINC SYSTEMS CORPORATION

                                     By: /s/ Michael A. Kehse, Vice President
                                        -------------------------------------
                                        Michael A. Kehse, Vice President

                                     THE EXECUTIVE


                                         /s/ Robert Hefner
                                         ------------------------------------
                                         Robert Hefner







1144384.V3




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                                   SCHEDULE A
                                       TO
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                            LINC SYSTEMS CORPORATION
                                       AND
                                  ROBERT HEFNER

A.   TERM: Two (2) years

B.   EARLY TERMINATION PROVISIONS (IN ADDITION TO SECTION 4):  None.

C. THE EXECUTIVE SHALL SERVE IN THE FOLLOWING OFFICE(S) AND/OR POSITION(S) OF THE COMPANY: President and Chief Executive Officer.

D. BASE SALARY: $200,000. In addition, Condor has granted to the Executive options to purchase 30,000 shares of Condor's common stock, as set forth in an Option Grant Certificate of even date herewith.

E. OBJECTIVES: In addition to serving as an officer of the Company, the Executive shall also lead the Systems Services Division of Condor.

F.   RESIDENCE ADDRESS OF EXECUTIVE FOR NOTICES:
     38 High Farms Road
     West Hartford, CT 06107












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